Exhibit No. 24



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Registration Statement No. 2-90903 on Form S-8 of Homestake Mining Company of our report dated April 14, 1994, on our audit of the financial statements of the Homestake Mining Company Savings Plan as of and for the year ended December 31, 1993, which report is included in this Annual Report on Form 11-K.



/s/ Coopers & Lybrand
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COOPERS & LYBRAND



Oakland, California
June 15, 1994